UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2013

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 West Wilson Bridge Road, Suite 140Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (701) 757-1066

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This amendment to the Company’s Form 8-K filed with the SEC on June 21, 2013 is being filed to include a revised Exhibit 99.1, which removes certain material from the presentation previously filed in error.

Item 7.01  Regulation FD Disclosure.

On Tuesday, June 18, 2013, the Company’s President and Chief Executive Officer, Alan Kelley, presented on behalf of the Company at the National Investment Banking Association (“NIBA”) conference in New York City.  The materials distributed by NIBA included the Company’s estimates for 2013, 2014 and 2015 revenues, net income and EPS (see the last slide of the attached presentation).   The presentation materials are attached hereto as Exhibit 99.1  The information in this report, including the presentation furnished as Exhibits 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	NIBA Presentation Materials

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: June 26, 2013	By:	/s/ Richard H Gross
Richard H. Gross
Chief Financial Officer

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